SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                     1934.

                                  May 10, 2004
                                  ------------
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
                              --------------------
           (Name of Small Business Issuer as specified in its charter)

                  Nevada                                 86-0913802
                  ------                                 -----------
      (State or other jurisdiction of                 (I.R.S. employer
       incorporation or organization)                 identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608




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In this current  report  references to "Viking,"  "we," "us," and "our" refer to
Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

     On May 10, 2004, we expanded our Board of Directors from three members to four members. We appointed John Lyon as a director of Viking to fill the vacancy created by the expansion of the size of our Board. Mr. Lyon's resume is as follows:

     JOHN R. LYON. Mr. Lyon co-founded Vista Medical Technology, Inc. in July 1993 and has served as its President since July 1993, as Chief Executive Officer since December 1996 and as a Director since July 1995. Prior to co-founding
Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 10, 2004                       VIKING SYSTEMS, INC.

                                    By /s/ Thomas B. Marsh
                                       -------------------------------
                                           Thomas B. Marsh,
                                           President/Chairman of the Board


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